Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Third Quarter 2022 Financial Results

Announces $0.28 Net Income per Share and $0.26 Normalized FFO per Share for the Third Quarter of 2022

Third Quarter Highlights:

•Reported third quarter 2022 total revenue of $131.5 million, an increase of 14.1% over the prior year period.
•Generated third quarter net income per share of $0.28 on a fully diluted basis, compared to net income per share of $0.10 for the same period last year.
•Generated third quarter Normalized Funds From Operations (Normalized FFO) of $0.26 per share on a fully diluted basis, consistent with the same period last year.
•Completed $101.7 million of investments, including the funding of previous construction loan commitments.
•Third quarter MOB Same-Store Cash Net Operating Income growth was 1.1% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the third quarter 2022, paid on October 14, 2022.
•Disposed of three related properties in Great Falls, Montana for $116.3 million and recognized a net gain on the sale of approximately $53.9 million.
•Sold 440,400 common shares pursuant to the ATM program at a weighted average price of $18.15 during the third quarter, resulting in net proceeds of $7.9 million.

Subsequent Event Highlights:

•Earned a score of 75 out of 100 and a Green Star designation in the 2022 GRESB Real Estate Assessment and a score of 98 out of 100 and an “A” rating for its GRESB Public Disclosure Level.

Milwaukee, WI - November 3, 2022 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the third quarter ended September 30, 2022.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “While cash flows from medical office buildings remain strong and stable amidst market uncertainty, we remain disciplined on new investments and operating expenses. Although we’ve slowed our pace of investments, our asset management and leasing teams continue to operate our existing facilities with an intense focus on expense controls and mark-to-market leasing spreads consistent with current market conditions.

We executed over 251,000 square feet of leasing activity during the third quarter 2022 with a weighted average lease term of 6 years. The weighted average leasing spread was 6.2% on 204,000 renewed square feet representing tenant retention of 81% on our consolidated portfolio in the third quarter. We look forward to sharing more about our third quarter performance during today’s conference call,” Mr. Thomas concluded.

Third Quarter Financial Results

Total revenue for the third quarter ended September 30, 2022 was $131.5 million, an increase of 14.1% from the third quarter 2021. As of September 30, 2022, the portfolio was approximately 95% leased.

Total expenses for the third quarter 2022 were $119.1 million, compared to total expenses of $97.6 million for the third quarter 2021.

Net income for the third quarter 2022 was $66.3 million, compared to net income of $22.0 million for the third quarter 2021.

Net income attributable to common shareholders for the third quarter 2022 was $63.0 million. Diluted earnings per share for the third quarter 2022 was $0.28 based on approximately 239.9 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) totaled $61.5 million for the third quarter 2022 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $46.9 million and our unconsolidated joint ventures of $2.3 million offset by $53.9 million from the gain on the sale of investment properties and $0.2 million of other adjustments, resulting in FFO of $0.26 per share on a fully diluted basis. Normalized FFO, which adjusts for our proportionate share of unconsolidated joint venture adjustments, was $61.4 million, or $0.26 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the third quarter 2022, which consists of Normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments, was $61.8 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 249 properties representing 85% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 1.1% for the third quarter 2022.

Other Recent Events

Third Quarter Investment Activity

During the third quarter ended September 30, 2022, the Company completed the previously announced acquisition of one medical office facility for a purchase price of $81.5 million. The Company also funded two term loans for $14.1 million, $0.6 million of a previously announced term loan, and previous construction loan commitments of $0.4 million. The Company also paid $5.0 million of additional purchase consideration under two earn-out agreements and invested $0.3 million in funds managed by a real estate technology private equity fund.

Calko Medical Center - On September 9, 2022, through a joint venture with Dallas, Texas-based MedProperties Realty Advisors, LLC (“MedProperties”), the Company completed the acquisition of a Class-A, free-standing facility, comprising of 85,567 rentable square feet in Brooklyn, New York, the top MSA, for a purchase price of approximately $81.5 million. The facility is anchored by Maimonides Medical Center and physicians associated with Maimonides, and is 100% leased and occupied with a weighted average remaining lease term of approximately 7 years. The purpose-built medical facility is anchored by the Brooklyn Surgery Center and is home to a state-of-the-art urgent care center, a comprehensive orthopedic department, a pain management center, a pathology lab, a fertility clinic, and 30,000 square feet of private physician office space. The facility also includes one of the largest endoscopy programs in the country with the latest imaging equipment and a state-of-the-art radiology department. The Company owns 90% of the joint venture, with MedProperties owning the remaining 10%. The stabilized cash yield on the investment is 5.5%.

Third Quarter Disposition Activity

As previously disclosed, the Company completed the disposition of three related facilities in Great Falls, Montana on July 14, 2022 for $116.3 million at a blended cap rate of 4.7%. The disposition included two medical office buildings and one hospital and the Company recognized a net gain of approximately $53.9 million.

Capital Activity

During the third quarter 2022, the Company issued 440,400 shares pursuant to its at the market (ATM) program at a weighted average price of $18.15 for net proceeds of $7.9 million.

Revised 2022 Guidance

The Company has revised its recurring capital expenditures guidance to be $25 million to $27 million for the year ended December 31, 2022, a reduction from $29 million to $31 million previously announced.

Dividend Paid

On September 23, 2022, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended September 30, 2022. The dividend was paid on October 14, 2022 to common shareholders and OP Unit holders of record as of the close of business on October 4, 2022.

2022 GRESB Real Estate Assessment

The Company earned a score of 75 in the 2022 GRESB Real Estate Assessment, outperforming the international average of 74 out of 100. The Company also received a Green Star designation, awarded to submitters achieving scores of 50+ on GRESB’s implementation and measurement of the management & policy sections. The Company is proud to maintain these year-over-year honors from our inaugural GRESB participation in 2021. In addition, the Company’s 2022 GRESB Public Disclosure Level earned an “A” rating and a score of 98 out of 100, ranking first in its health care comparison group.

The GRESB Public Disclosure Level is an overall measure of Environmental, Social, and Governance (“ESG”) disclosure by listed property companies based on a selection of indicators aligned with the existing GRESB Real Estate Assessment. The Public Disclosure Level provides insight into the ESG disclosure activities of both GRESB participants and non-participants.

Conference Call Information

The Company has scheduled a conference call on Thursday, November 3, 2022, at 3:00 p.m. ET to discuss its financial performance and operating results for the third quarter ended September 30, 2022. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Third Quarter Earnings Call or passcode: 13733056. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning November 3, 2022, at 6:00 p.m. ET until December 3, 2022, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13733056. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning November 3, 2022, the Company’s supplemental information package for the third quarter 2022 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of September 30, 2022, owned approximately 95.1% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of an is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta and Omicron variants and any future variants which may emerge, (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rental revenues	$90,818	$81,096	$274,260	$242,062
Expense recoveries	36,563	29,218	107,525	83,955
Rental and related revenues	127,381	110,314	381,785	326,017
Interest income on real estate loans and other	4,132	4,997	12,285	15,558
Total revenues	131,513	115,311	394,070	341,575
Expenses:
Interest expense	18,299	13,498	52,356	40,754
General and administrative	10,079	9,534	30,400	28,116
Operating expenses	43,647	35,679	128,080	103,069
Depreciation and amortization	47,040	38,582	142,002	114,663
Impairment loss	—	340	—	340
Total expenses	119,065	97,633	352,838	286,942
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	12,448	17,678	41,232	54,633
Equity in loss of unconsolidated entities	(62)	(390)	(452)	(1,213)
Gain on sale of investment properties, net	53,894	4,757	57,375	5,111
Net income	66,280	22,045	98,155	58,531
Net income attributable to noncontrolling interests:
Operating Partnership	(3,252)	(529)	(4,830)	(1,405)
Partially owned properties (1)	(70)	(152)	(384)	(455)
Net income attributable to controlling interest	62,958	21,364	92,941	56,671
Preferred distributions	—	—	—	(13)
Net income attributable to common shareholders	$62,958	$21,364	$92,941	$56,658
Net income per share:
Basic	$0.28	$0.10	$0.41	$0.26
Diluted	$0.28	$0.10	$0.41	$0.26
Weighted average common shares:
Basic	226,529,041	217,406,657	225,743,856	214,616,482
Diluted	239,898,462	223,992,049	239,145,383	221,399,649

Dividends and distributions declared per common share	$0.23	$0.23	$0.69	$0.69
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$241,385	$235,453
Building and improvements	4,666,085	4,612,561
Tenant improvements	90,318	86,018
Acquired lease intangibles	505,335	498,221
	5,503,123	5,432,253
Accumulated depreciation	(948,883)	(821,036)
Net real estate property	4,554,240	4,611,217
Real estate held for sale	—	1,964
Right-of-use lease assets, net	232,320	235,483
Real estate loans receivable, net	120,576	117,844
Investments in unconsolidated entities	79,613	69,793
Net real estate investments	4,986,749	5,036,301
Cash and cash equivalents	2,512	9,876
Tenant receivables, net	9,644	4,948
Other assets	143,569	131,584
Total assets	$5,142,474	$5,182,709
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$256,893	$267,641
Notes payable	1,465,078	1,464,008
Mortgage debt	164,556	180,269
Accounts payable	6,526	6,651
Dividends and distributions payable	58,382	57,246
Accrued expenses and other liabilities	92,494	86,254
Lease liabilities	104,905	104,957
Acquired lease intangibles, net	24,970	21,569
Total liabilities	2,173,804	2,188,595

Redeemable noncontrolling interests - partially owned properties	3,288	7,081

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 226,763,146 and 224,678,116 common shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2,268	2,247
Additional paid-in capital	3,648,983	3,610,954
Accumulated deficit	(838,729)	(776,001)
Accumulated other comprehensive income (loss)	5,323	(892)
Total shareholders’ equity	2,817,845	2,836,308
Noncontrolling interests:
Operating Partnership	146,426	150,241
Partially owned properties	1,111	484
Total noncontrolling interests	147,537	150,725
Total equity	2,965,382	2,987,033
Total liabilities and equity	$5,142,474	$5,182,709

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,
	2022	2021
Net income	$66,280	$22,045
Earnings per share - diluted	$0.28	$0.10

Net income	$66,280	$22,045
Net income attributable to noncontrolling interests - partially owned properties	(70)	(152)
Depreciation and amortization expense	46,939	38,463
Depreciation and amortization expense - partially owned properties	(101)	(70)
Gain on sale of investment properties, net	(53,894)	(4,757)
Impairment loss	—	340
Proportionate share of unconsolidated joint venture adjustments	2,298	2,226
FFO applicable to common shares	$61,452	$58,095
Proportionate share of unconsolidated joint venture adjustments	(82)	—
Normalized FFO applicable to common shares	$61,370	$58,095

FFO per common share - diluted	$0.26	$0.26
Normalized FFO per common share - diluted	$0.26	$0.26

Normalized FFO applicable to common shares	$61,370	$58,095
Non-cash share compensation expense	4,349	3,665
Straight-line rent adjustments	(1,478)	(2,171)
Amortization of acquired above/below-market leases/assumed debt	1,133	833
Amortization of lease inducements	225	394
Amortization of deferred financing costs	581	581
TI/LC and recurring capital expenditures	(4,129)	(6,673)
Loan reserve adjustments	152	20
Proportionate share of unconsolidated joint venture adjustments	(403)	(153)
Normalized FAD applicable to common shares	$61,800	$54,591

Weighted average common shares outstanding - diluted	239,898,462	223,992,049

	Three Months Ended September 30,
	2022	2021
Net income	$66,280	$22,045
General and administrative	10,079	9,534
Depreciation and amortization expense	47,040	38,582
Interest expense	18,299	13,498
Gain on sale of investment properties, net	(53,894)	(4,757)
Impairment loss	—	340
Proportionate share of unconsolidated joint venture adjustments	3,463	3,653
NOI	$91,267	$82,895

NOI	$91,267	$82,895
Straight-line rent adjustments	(1,478)	(2,171)
Amortization of acquired above/below-market leases	1,133	849
Amortization of lease inducements	225	394
Loan reserve adjustments	152	20
Proportionate share of unconsolidated joint venture adjustments	(176)	(143)
Cash NOI	$91,123	$81,844

Cash NOI	$91,123	$81,844
Assets not held for all periods or held for sale	(12,785)	(3,304)
Hospital Cash NOI	(2,775)	(2,519)
Lease termination fees	—	(158)
Interest income on real estate loans	(2,517)	(3,797)
Joint venture and other income	(3,595)	(3,350)
MOB Same-Store Cash NOI	$69,451	$68,716

	Three Months Ended September 30,
	2022	2021
Net income	$66,280	$22,045
Depreciation and amortization expense	47,040	38,582
Interest expense	18,299	13,498
Gain on sale of investment properties, net	(53,894)	(4,757)
Impairment loss	—	340
Proportionate share of unconsolidated joint venture adjustments	3,545	3,627
EBITDAre	$81,270	$73,335
Non-cash share compensation expense	4,349	3,665
Pursuit costs	149	75
Non-cash intangible amortization	1,358	1,227
Proportionate share of unconsolidated joint venture adjustments	(82)	—
Pro forma adjustments for investment activity	871	585
Adjusted EBITDAre	$87,915	$78,887

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.